Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)

IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Consent and Termination Agreement

This Consent and Termination Agreement (this “Termination Agreement”), dated February 22, 2024, is by and between Royalty Pharma Investments 2019 ICAV, an Irish collective-asset management vehicle (“Investor”), and Blueprint Medicines Corporation (“Company”). Reference is made to that certain Purchase and Sale Agreement, dated June 30, 2022, by and between Investor and Company (the “RPA”). Any capitalized term used but not defined in this Termination Agreement shall have the meaning ascribed to such term in the RPA.

WHEREAS, Licensee previously delivered a notice of termination of the License Agreement to Company pursuant to Article 13 of the License Agreement; and

WHEREAS, in connection with such termination, Company and Licensee intend to enter into a transition agreement on the date hereof, in substantially the form previously provided to Investor (the “Roche Transition Agreement”), setting forth the terms on which such termination and the winddown of Roche’s commercialization activities in the Roche Territory related to the Royalty Product will be effected.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Investor and Company covenant and agree as follows:

1.

Investor hereby consents, including pursuant to Sections 5.6(a) and 5.6(b) of the RPA, to the termination of the License Agreement, the agreement between Company and Licensee to terminate the License Agreement, and the execution, delivery and performance by the Company of the Roche Transition Agreement.

2.	Investor hereby consents, including pursuant to Section 5.6(c) of the RPA, to the [***].
3.	Investor hereby acknowledges and agrees that Company has [***].
4.	Investor and Company hereby acknowledge and agree that, upon execution of the Roche Transition Agreement, Licensee shall no longer be obligated to make any payments of the Purchased Royalty Interest.
5.

Investor and Company hereby agree that, notwithstanding Section 9.1 of the RPA, but without limiting Section 9.2 of the RPA or the terms hereof, the RPA shall terminate automatically upon execution by Company and Licensee of the Roche Transition Agreement.

6.

Company hereby agrees that, if any [***] would have become due in respect of Net Sales of the Royalty Product in the Roche Territory by Roche during the calendar year ending December 31, 2024, and if [***], Company shall pay an amount equal to such [***] no later than [***]. In the event that [***], Company shall pay Investor a one time lump sum payment equal to [***].

7.	Company hereby agrees that, for a period of [***] following the date hereof, it shall (and shall cause its Affiliates to) [***].
8.	Company acknowledges and agrees that, [***].
9.

THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Termination Agreement, or for recognition or enforcement of any Judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final Judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law.

10.

Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Termination Agreement in any court referred to in Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent via certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent via email, with such receipt to be effective the date acknowledged by the recipient, (c) upon receipt when sent by a national overnight courier, or (d) on the date personally delivered to an authorized officer of the party to which such notice is sent, in all cases of (a), (c) and (d), with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to Company, to:

Blueprint Medicines Corporation
45 Sidney Street
Cambridge, MA 02139

Attention: Chief Executive Officer
Email: [***]

with a copy, which shall not constitute notice, to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Kingsley L. Taft; Danielle Lauzon; Yasin Akbari
Email: [***]; [***]; [***]

if to Investor, to:

Royalty Pharma Investments 2019 ICAV
c/o RP Management, LLC
110 E. 59th Street
New York, NY 10022
Attention: General Counsel
Email: [***]

with a copy, which shall not constitute notice, to:

Gibson, Dunn & Crutcher LLP
555 Mission Street
San Francisco, CA 94105
Attention: Ryan Murr & Karen Spindler
Email: [***]; [***]

Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in this Section 11. Nothing in this Termination Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

12.

If one or more provisions of this Termination Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Termination Agreement, which shall remain in full force and effect, and the parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Termination Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

13.

Neither this Termination Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

14.

This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and which may be executed by facsimile or Adobe™ Portable Document Format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 and will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this Termination Agreement.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Termination Agreement to be duly executed by its authorized representative as of the day and year first written above.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kate Haviland
Name:	Kate Haviland
Title:	Chief Executive Officer

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By:	/s/ Arthur R. McGivern
Name:	Arthur R. McGivern
Title:	Executive Vice Presidents, Investments &
General Counsel

Schedule 1

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